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                                        Filed Pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006

                                                             Dated: May 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
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Initial Interest Rate for the Bonds purchased during the latter half of May 2006
(May 15-31) are:

4-Year Floating Rate LIBOR Bond     5.3125%
10-Year Floating Rate LIBOR Bond    5.4125%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR     +  Number of basis points set by =   Initial Interest Rate:
for May 15-31, 2006:    State of Israel at beginning
                        of this sales period:

5.3125%                 0 basis points                    5.3125%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR     +  Number of basis points set by =   Initial Interest Rate:
for May 15-31, 2006:    State of Israel at beginning
                        of this sales period:

5.3125%                 10 basis points                   5.4125%

5-Year Floating Rate LIBOR Bond is not available.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. Bonds purchased during the semi-monthly sales period of June 1, 2006 to June 14, 2006 will receive the rate and spread in effect for that sales period. A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.